Exhibit 10.22

RELEASE AGREEMENT This Release Agreement (the “Agreement”) is entered into by and between Robert Winkler, M.D. (“Executive”) and Zeno Management. Inc. (the “Company”), effective as of the Effective Date (as defined below). RECITALS WHEREAS, Executive is a party to that certain Employment Agreement effective as of February 1, 2019. with the Company (the “Employment Agreement”); WHEREAS, Executive’s employment with the Company terminated effective as of March 18, 2020 (the “Termination Date”); and WHEREAS, Executive acknowledges that, but for his agreement to execute this Agreement, he would not be eligible for the termination benefits provided in the Employment Agreement and set forth below. NOW THEREFORE, in consideration of, and subject to, the termination benefits payable to Executive described in Section 3 below, the adequacy of which is hereby acknowledged by Executive, and which Executive acknowledges that he would not otherwise be entitled to receive, Executive and the Company hereby agree as follows AGREEMENT 1. Effective Date This Agreement shall become effective upon the occurrence of both of the following events (a) execution of the Agreement by Executive, and (b) expiration of the revocation period applicable under Section 6(d) below without Executive having given notice of revocation. The date of the last to occur of the foregoing events shall be referred to in this Agreement as the “Effective Data” Unless the Effective Date occurs on or before May 12, 2020, this Agreement shall be null and void. The parties agree that any material or immaterial changes to this Agreement shall not extend the deadline for the occurrence of the Effective Date. 2. Termination of Employment. a The Termination Date was the termination date of Executive’s employment with the Company and any of its affiliates for all purposes, including active participation in and coverage under ail benefit plans and programs sponsored by or through the Company and its affiliates except as provided in this Agreement. Executive hereby confirms his termination from ail positions he holds with the Company, including his position as Chief Medical Officer, effective as of the Termination Date. In accordance with applicable law, on March 27, 2020, the Company’s next regular pay date following the Termination Dale, the Company will issue to Executive his final paycheck, reflecting (i) his earned but unpaid base salary through the Termination Date, and (ii) all accrued, unused vacation pay due Executive through the Termination Date. Executive’s “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), shall be the Termination Date. b. The Company, within thirty (30) days after the Termination Date, will reimburse Executive for any and all reasonable and necessary business expenses incurred by Executive in connection with the performance of his job duties prior to the Termination Date, which expenses shall be submitted to the Company with supporting receipts and/or documentation no later than twenty-one (21) days after the Termination Date.

c. Subject to Section 3(b) below, Executive's entitlement to health benefits from the Company, and eligibility to participate in the Company's health benefit plans, shall cease on the last day of the calendar month during which the Termination Date occurs, except to the extent Executive elects to and is eligible to receive continued healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for himself and any covered dependents. Executive's entitlement to other benefits from the Company, and eligibility to participate in the Company's other benefit plans and programs, shall cease on the Termination Date.

3. Termination Benefits. In consideration for Executive's agreement to be bound by the terms of this Agreement, including but not limited to the release of claims in Section 6, but subject to Executive's compliance with Section 9, including Section 9(e) regarding the return of Company property, the Company agrees to provide Executive with the following termination benefits (the "Termination Benefits"):

a. A lump sum cash severance payment of $461,725.16 (representing twelve (12) months' base salary based on the base salary rate in effect on the Termination Date), payable in a lump sum within ten (10) days following the Effective Date; and

b. For the period beginning on the Termination Date and ending on the date which is twelve (12) full months following the Termination Date (or, if earlier, the date on which the applicable continuation period under COBRA expires or the date Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment) (such period, the "COBRA Coverage Period"), if Executive and his eligible dependents who were covered under the Company's health insurance plans as of the Termination Date elect to have COBRA coverage and are eligible for such coverage, the Company shall pay for or reimburse Executive on a monthly basis for an amount equal to (i) the monthly premium Executive is required to pay for continuation coverage pursuant to COBRA for Executive and his eligible dependents who were covered under the Company's health plans as of the Termination Date (calculated by reference to the premium as of the Termination Date) less (ii) the amount Executive would have had to pay to receive group health coverage for Executive and his covered dependents based on the cost sharing levels in effect on the Termination Date. Executive shall be solely responsible for all matters relating to continuation of coverage pursuant to COBRA, including, without limitation, the election of such coverage and the timely payment of premiums. Executive shall notify the Company immediately if Executive becomes eligible to receive the equivalent or increased healthcare coverage by means of subsequent employment or self-employment.

The Termination Benefits shall be the exclusive severance benefits to which Executive is entitled, unless Executive has breached the provisions of this Agreement, in which case Section 9(f) shall apply. Executive understands that Executive will not be entitled to the Termination Benefits under this Agreement if the Effective Date does not occur on or before May 12, 2020, or in the event Executive breaches the terms of this Agreement. The parties agree that any material or immaterial changes to this Agreement shall not extend the deadline for the occurrence of the Effective Date.

4. Class B Common Units; Common Stock. Executive was previously granted Class B common units of Zentalis Pharmaceuticals, LLC ("LLC"). As of the Termination Date, 60,425 of Executive's Class B common units were vested and 132,539 of Executive's Class B common units were

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unvested. Executive's unvested Class B common units ceased vesting as of the Termination Date. Pursuant to the terms of the award agreements governing such Class B Common Units, Executive's unvested Class B common units terminated effective on the Termination Date. On April 2, 2020, in connection with the initial public offering of the common stock of Zentalis Pharmaceuticals, Inc. ("Common Stock"), pursuant to that certain Plan of Conversion by LLC dated as of April 2, 2020 (the "Plan of Conversion"), LLC converted into Zentalis Pharmaceuticals, Inc. ("Parent Corporation") pursuant to a statutory conversion which automatically converted the membership interests of LLC, including Executive's vested Class B common units, into shares of Common Stock, effective as of the April 2, 2020 (such actions, collectively, the "Conversion"). As a result of the Conversion, Executive's 60,425 Class B common units were converted into 61,663 shares of Common Stock. Executive will be separately provided information about receiving his shares of Common Stock from Parent Corporation's transfer agent. Executive's Common Stock remains subject to the terms of the lock-up agreement executed by Executive in connection with Parent Corporation's initial public offering.

5. Warranty. Executive acknowledges that, other than the compensation set forth in Section 2 above paid to him as provided therein and the Termination Benefits set forth in Section 3 above, he has or will have received all wages, accrued but unused vacation pay, and other benefits due him as a result of his employment with and termination from the Company.

6. Release of Known and Unknown Claims By Executive.

a. In exchange for the Termination Benefits set forth in Section 3 above, and in consideration of the further agreements and promises set forth herein, Executive, on behalf of himself and his executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, stockholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Executive is or has been a participant by virtue of his employment with or service to the Company (collectively, the "Company Releasees"), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys' fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, "Claims"), which Executive has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof or on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Executive's employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the "ADEA"); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; and the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.

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Notwithstanding the generality of the foregoing, Executive does not release any claim which, by law, may not be released, including the following claims: (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state Iaw; (i i) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; 4. Claims pursuant to the terms and conditions of the federal law known as COBRA; 5. Claims for indemnity under the bylaws of the Company, as provided for by applicable law or under any applicable insurance policy with respect to Executive’s liability as an employee, director or officer of the Company (and Executive will be provided with indemnification against third party claims related to his work for the Company to the extent permitted by Delaware law); 6. Claims for Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Executive does release his right to secure any damages for alleged discriminatory treatment; 7. Claims based on any right Executive may have to enforce the Company’s executory obligations under this Agreement; 8. Claims Executive may have to vested or earned compensation and benefits; and 9. Executive’s right to communicate or cooperate with any government agency. 6. EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOESNOT KNOW OR SUSPECT TO EXIST IN HISOR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY, AFFECTED HISOR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. 7. Executive acknowledges that he was provided with this Agreement on April 9, 2020. Executive acknowledges that Executive is has been provided more than twenty-one (21) days’ time in which to consider this Agreement after the Company’s delivery of such Agreement 4 to him. Executive further acknowledges that the Company has advised him that heiswaving his rights under the ADEA, and that Executive should consult with an attorney of his choice before signing this Agreement, and Executive has had sufficient time to consider the terms of this Agreement. Executive represents and acknowledges that if Executive executes this Agreement before twenty-one (21) days have elapsed, Executive does so knowingly, voluntarily, and upon the advice and with the approval of Executive’s legal counsel (if any), and that Executive voluntariIy waves any remaining consideration period. Executive acknowledges and agrees that any material or immaterial changes to the Agreement shall not extend the foregoing review period or the deadline for the occurrence of the Effective Date. 10. Executive understands that after executing this Agreement, Executive has the right to revoke it within seven (7) days after his execution of it. Executive understands that this Agreement will not become effective and enforceable unless the seven (7) day revocation period passes and Executive does not revoke the Agreement in writing. Executive understands that this Agreement may not be revoked after the seven (7) day revocation period has passed. Executive also understands that any revocation of this Agreement must be made in writing and delivered to Anthony Y. Sun, M.D., Chief Executive Officer of the Company, within the seven (7) day period. 11. Executive understands that this Agreement shall become effective irrevocable, and binding upon Executive on the eighth (8th) day after his execution of it, so long as Executive has not revoked it within the time period and in the manner specified in clause (d) above. 12. Executive further understands that Executive will not be given any Termination Benefits unless this Agreement is effective on or before May 12, 2020. The parties agree that any material or immaterial changes to this Agreement shall not extend the deadline for the occurrence of the Effective Date, including the review period in clause (c) above. 13. Executive represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Executive may have against the Company Releasees. Executive agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Executive. 8. Additional Representations and Warranties By Executive. Executive represents that Executive has no pending complaints or charges against the Company Releasees, or any of them, with any state or federal court, or any local, state or federal agency, division, or department based on any event(s) occurring prior to the date Executive signs this Agreement. Executive further represents that Executive will not in the future file, participate in, encourage, instigate or assist in the prosecution of any claim, complaints, charges or in any lawsuit by any party in any state or federal court against the Company Releasees or any of them, unless such aid or assistance is ordered by a court or government agency or sought by compulsory legal process, claiming that the Company Releasees, or any of them, have violated any Iocal, state or federal Iaws, statutes, ordinances or regulations based upon events occurring prior to the execution of this Agreement. 9. Knowing and Voluntary. Executive represents and agrees that, prior to signing this Agreement, Employee has had the opportunity to discuss the terms of this Agreement with legal counsel of his choosing. Executive further represents and agrees that he is entering into this Agreement knowingly and voluntarily. Executive affirms that no promise was made to cause him to enter into this Agreement, other than what is promised in this Agreement. Executive further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for his agreement. 5

14. Confirmstion of Continuing Obligations. 10. Proprietary Information and Inventions. Executive hereby expressly reeffirms his obligations under Section 5 of the Employment Agreement, a copy of which isattached to this Agreement as Exhibit A and incorporated herein by reference, and under the Proprietary Information and Inventions Agreement between Executive and the Company (the “Proprietary Information Agreement”), a copy of which is attached hereto as Exhibit B and incorporated herein by reference, and agrees that such obligations shall survive the Termination Date. 11. Solidtetion of Employees. For one (1) year folIowing the Termination Date (the “Restricted Period”), Executive will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the Company or its affiliates to terminate his relationship with the Company or its affiliates in order to become an employee, consul tant or independent contractor to or for any other person or entity, or otherwise encourage or solicit any employee of the Company or its affiliates to leave the Company or such affiliates for any reason or to devote I ess than alI of any such employee’s efforts to the affairs of the Company. 12. Solidtation of Consultants Executive shall not during the term of Executive’s employment or service and for the Restricted Period, directly or indirectly, hire, solicit or encourage to cease work with the Company or any of its affiliates any consultant then under contract with the Company or any of its affiliates. 13. Nondisparaqement. Executive agrees that neither he nor anyone acting by, through, under or in concert with him shall disparage or otherwise communicate negative statements or opinions about the Company, Parent, or their respective board members, officers employees or busi nesses. The Company agrees that neither its Board members nor officers nor the board members or officers of Parent, shall disparage or otherwise communicate negative statements or opinions about Executive. Except as may be required by law, neither Executive, nor any member of Executive’s family, nor anyone else acting by, through, under or in concert with Executive will disclose to any individual or entity (other than Executive’s legal or tax advisors) the terms of this Agreement. 14. Return of Property. By signing below, Executive represents and warrants that he has returned to the Company all lists books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, including, without limitation, his Company-issued laptop, documents (hard copy or electronic files), it being distinctly understood that all such lists books and records and other documents are the property of the Company. Executive further represents and warrants that he has not nor will he copy or transfer any Company information, nor will he maintain any Company information after the Termination Date. Executive’s compliance with this Section 9(e) shall be a condition to his receipt of the Termination Benefits 15. Remedy in the Event of Breach. In addition to all other rights and remedies available to the Company under law or in equity, the Company shall be entitled to withhold all Termination Benefits from Executive in the event of his breach of this Section 9 prior to such payment. 16. Whistleblower Provision. Nothing herein shall be construed to prohibit Executive from communicating directly with, cooperating with, or providing information to, any government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. 6

Commodity Futures Trading Commission, or the U.S. Department of Justice. Executive acknowledges that the Company has provided Executive with the following notice of immunity rights in compliance with the requirements of the Defend Trade Secrets Act: (i) Executive shall not beheld criminally or civilly liableunder any Federal or State trade secret law for the disclosure of proprietary information that is made in confidence to a Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, (ii) Executive shall not beheld criminally or civilly liable under any Federal or State trade secret law for the disclosure of proprietary information that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (iii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the proprietary information to Executive’s attorney and use the proprietary information in the court proceeding, if Executive files any document containing the proprietary information under seal, and does not disclose the proprietary i nformation, except pursuant to court order. 15. Definitions. For purposes of this Section 9, the term “Company” means not only Zeno Management, Inc., but also Parent as well as any company, partnership or entity which, directly or indirectly, controls, is controlled by or is under common control with Zeno Management, Inc. 17. Arbitration. Any dispute, claim or controversy based on, arising out of or relating to Executive’s employment or this Agreement shall be settled by final and binding arbitration in New York, New York, before a single neutral arbitrator in accordance with the JAMS Employment Arbitration Rules and Procedures (the “Rules”), and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Rules may be found online at www.jamsadr.com and will be provided to Executive upon request at no charge. If the parties are unable to agree upon an arbitrator, one shalI be appointed by JAMS in accordance with its Rules. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; provided, however, Executive and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party; provided, further, that the prevailing party shalI be reimbursed for such fees, costs and expenses within forty-five (45) days folIowing any such award, but in no event later than the last day of Executive’s taxable year following the taxable year in which the fees, costs and expenses were incurred; provided, further, that the parties’ obligations pursuant to this sentence shall tenninate on the tenth (I0th) anniversary of the date of Executive’s termination of employment. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, JAMS administrative fees, the fee of the arbitrator, and all other fees and costs, shall be borne by the Company. This Section 10 is intended to be the exclusive method for resolving any and all claims by the parties against each other for payment of damages under this Agreement or relating to Executive’s employment; provided, however, that Executive shall retain the right to file administrative charges with or seek relief through any government agency of competent jurisdiction, and to participate in any government investigation, including but not limited to (a) claims for workers’ compensation, state disability insurance or unemployment insurance; (b) administrative claims brought before any state or federal governmental authority; provided, however, that any appeal from an award or from denial of an award of wages and/or waiting time penalties shall be arbitrated pursuant to the terms of this Agreement; and (c) claims for administrative relief from the United States Equal Employment Opportunity Commission and/or any similar state agency in any applicable jurisdiction); provided, further, that Executive shalI not be entitled to obtain any monetary relief through such agencies other than workers’ compensation benefits or unemployment insurance benefits. This Agreement shall not limit either party’s right to obtain any provisional remedy, including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their rights and interests pending the outcome of arbitration, including without limitation injunctive relief, in any court of competent jurisdiction. Seeking any such 7 relief shall not be deemed to be a waiver of such party’s right to compel arbitration. Both Executive and the Company expressly waive their right to ajury trial. 16. Entire Agreement; Modification. This Agreement, together with the Proprietary Information Agreement and the other agreements referenced herein, including Section 5 of the Employment Agreement, constitute the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede ail prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. Except as provided in Section 9 hereof with respect to Section 5 of the Employment Agreement, the Employment Agreement shall be superseded entirely by this Agreement and the Employment Agreement shalI be terminated and be of no further force or effect. This Agreement may be amended or modified only with the written consent of Executive and an authorized representative of the Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. 17. Survival. The covenants, agreements, representations and warrantiescontained in or made in this Agreement shall survive the Termination Date or any termination of this Agreement. 18. Third-Party Beneficiaries. Except as expressly set forth herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement. 19. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party’s rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof. 20. Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, Iimit or aid in the construction of any term or provision hereof. 21. Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; (c) by email, telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shalI be sent to Executive at the address listed on the Company’s personnel records and to the Company at its principal place of business, or such other address as either party may specify in writing. 22. Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If adeemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaning provisions shalI not be affected thereby. 23. Governing Law and Venue. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of New York applicable to contracts made and to be performed wholIy within such State, and without regard to the confIicts of Iaws principles thereof. Any suit brought hereon shall be brought in the state or federal courts sitting in New York, New York, the Parties hereby waving any dam or defense that such forum is not convenient or 8 proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it and consents to service of processin any manner authorized by New York lav. 24. Non-transferability of Interest. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance, or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation to be made by the Company pursuant to this Agreement shall be void. 25. Gender. Where the context so requires, the use of the masculine gender shalI include the feminine and/or neuter genders and the singular shall indude the plural, and vice versa, and the word “person” shall include any corporation, firm, partnership or other form of association. 26. Counterparts; Facsimile or .pdf Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or by .pdf file and upon such delivery the facsimile or .pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party. 27. Construction. The Ianguage in alI parts of this Agreement shalI in alI cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof. 28. Withholding and Other Deductions; Right to Seek Independent Advice. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time requi red to make pursuant to Iaw, governmental regulation or order. Executive acknowledges and agrees that neither the Company nor the Company’s counsel has provided any legal or tax advice to Executive and that Executive is free to, and is hereby advised to, consult with a legal or tax advisor of his choosing. 29. Section 409A. This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder consistent with the foregoing intention. Any reimbursements or in-kind benefits payable under this Agreement shall be made in accordance with Treasury Regulation Section 1.409A-3(i)(1)(iv) and shall be paid on or before the last day of Executive’s taxable year following the taxable year in which Executive incurred the expenses The reimbursements or in-kind benefits provided under this Agreement during any taxable year of Executive’s will not affect such amounts provided in any other taxable year of Executive’s, and Executive’s right to reimbursement for such amounts shall not be subject to liquidation or exchange for any other benefit. Each series of installment payments made under this Agreement is hereby designated as a series of “separate payments” within the meaning of Section 409A of the Code. [Signature Page Fol lows]

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTERSINTO IT WITH THE INTENT TO BE BOUND THEREBY. Dated: 05/02/2020 Id Robert Winkler, M.D. Robert Winkler, M.D. Dated: 05/04/2020 ZENO MANAGEM ENT, INC. By: Id Anthony Y. Sun, M.D Name: Anthony Y. Sun, M.D. Title: Chief Executive Officer 10

EXHIBIT A EMPLOYMENT AGREEMENT

EXHIBIT B PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT 12